Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of up to 20,700,000 shares of common stock pursuant to a registration statement on Form S-3 (File No. 333-193311) and a related prospectus supplement filed with the Securities and Exchange Commission on June 20, 2014 are estimated to be as follows:

Estimated Fees
SEC registration fee	38,926

Accounting fees and expenses	50,000

Legal fees and expenses	200,000

NYSE supplemental listing fee	77,625

Printing fees	25,000

Transfer agent and registrar fees and expenses	10,000

Miscellaneous fees and expenses	45,000

Total	$446,551